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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) MAY 16, 2001

                           JUPITER MEDIA METRIX, INC.
               (Exact name of registrant as specified in charter)

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
                DELAWARE                                                                       11-3374729
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(State of incorporation or organization)        (Commission File Number)            (IRS Employer Identification No.)
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21 ASTOR PLACE, 6TH FLOOR, NEW YORK, NEW YORK 10003
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(Address of principal executive offices)                              (Zip Code)


Registrant's telephone number, including area code     (212) 780-6060


                                      NONE
          (Former name or former address, if changed since last report)
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Item 5.  Other Events.

     On May 16, 2001, the Board of Directors of Jupiter Media Metrix, Inc. (the "Company") declared a dividend of one right (a "Right") to purchase one one-thousandth share of the Company's Series A Participating Preferred Stock ("Series A Preferred") for each outstanding share of Common Stock, par value $0.01 per share ("Common Shares"), of the Company. Pursuant to a Preferred Stock Rights Agreement (the "Rights Agreement") between the Company and American Stock Transfer & Trust Company, as Rights Agent (the "Rights Agent"), the dividend is payable on June 1, 2001 (the "Record Date"), to shareholders of record as of the close of business on that date. Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Preferred at an exercise price of $13.00 (the "Purchase Price"), subject to adjustment.

     The following summary of the principal terms of the Rights Agreement is a general description only and is subject to the detailed terms and conditions of the Rights Agreement. A copy of the Rights Agreement is attached as Exhibit 4.1 to this filing and is incorporated herein by reference. The Certificate of Designation for the Series A Preferred is attached as an exhibit. This description of the Series A Preferred is qualified in its entirety by reference to that exhibit.

RIGHTS EVIDENCED BY COMMON SHARE CERTIFICATES

     The Rights will not be exercisable until the Distribution Date (defined below). Certificates for the Rights ("Rights Certificates") will not be sent to shareholders and the Rights will attach to and trade only together with the Common Shares. Accordingly, Common Share certificates outstanding on the Record Date will evidence the Rights related thereto, and Common Share certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender or transfer of any certificates for Common Shares outstanding as of the Record Date, even without notation or a copy of the Summary of Rights being attached thereto, also will constitute the transfer of the Rights associated with the Common Shares represented by such certificate.

DISTRIBUTION DATE

     When exercised, the Rights will be separate from the Common Shares. Rights Certificates will be issued and the Rights will become exercisable upon the earlier of (a) the tenth day (or such later date as may be determined by the Company's Board of Directors) after a person or group of affiliated or associated persons ("Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the Common Shares then outstanding, except in the case of The NPD Group, Inc., together with Tod Johnson, the principal shareholder of NPD and the company's Chairman and CEO, which will be permitted to purchase up to 20% of the Company's Common Shares, or
(b) the tenth business day (or such later date as may be determined by the Company's Board of Directors) after a person or group announces a tender or exchange offer, other than a Qualified Offer, the consummation of which would result in ownership by a person or group of 15% or more of the Common Shares then outstanding, except in the case of NPD and Tod Johnson (as a group), which will be permitted to purchase up to 20% of the Company's Common Shares. The earlier of such dates is referred to as the "Distribution Date."

ISSUANCE OF RIGHTS CERTIFICATES; EXPIRATION OF RIGHTS

     All Common Shares issued after the Distribution Date will be issued with Rights. The Rights will expire on the earliest of (i) June 1, 2011, (the "Final Expiration Date"), or (ii) redemption or exchange of the Rights as described below.

INITIAL EXERCISE OF THE RIGHTS

     Following the Distribution Date, and until one of the further events described below, holders of the Rights will be entitled to receive, upon exercise and the payment of the Purchase Price, one one-thousandth share of the Series A Preferred. In the event that the Company does not have sufficient Series A Preferred available for all Rights to be exercised, or the Board decides that such action is necessary and not contrary to the interests of Rights holders, the Company may instead substitute cash, assets or other securities for the Series A Preferred for which the Rights would have been exercisable under this provision or as described below.

                                       1.
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RIGHT TO BUY COMPANY COMMON SHARES

     Unless the Rights are earlier redeemed, in the event that an Acquiring Person other than NPD and Tod Johnson (as a group) obtains 15% or more of the Company's then outstanding Common Shares, then each holder of a Right which has not theretofore been exercised (other than Rights beneficially owned by the Acquiring Person, which will thereafter be void) will thereafter have the right to receive, upon exercise, Common Shares having a value equal to two times the Purchase Price. Rights are not exercisable following the occurrence of an event as described above until such time as the Rights are no longer redeemable by the Company as set forth below.

RIGHT TO BUY ACQUIRING COMPANY STOCK

     Similarly, unless the Rights are earlier redeemed, in the event that, after an Acquiring Person other than NPD and Tod Johnson (as a group) obtains 15% or more of the Company's then outstanding shares, (i) the Company is acquired in a merger or other business combination transaction, or (ii) 50% or more of the Company's consolidated assets or earning power are sold, proper provision must be made so that each holder of a Right which has not theretofore been exercised (other than Rights beneficially owned by the Acquiring Person, which will thereafter be void) will thereafter have the right to receive, upon exercise, shares of common stock of the acquiring company having a value equal to two times the Purchase Price.

EXCHANGE PROVISION

     At any time after an Acquiring Person other than NPD and Tod Johnson (as a group) obtains 15% or more of the Company's then outstanding shares and prior to the acquisition by such Acquiring Person of 50% or more of the Company's outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than Rights owned by the Acquiring Person), in whole or in part, at an exchange ratio of one Common Share per Right.

REDEMPTION

     At any time on or prior to the Close of Business on the earlier of (i) the tenth day (or such later date as may be determined by action of the Company's Board of Directors and publicly announced by the Company) following the attainment of 15% or more of the Company's then outstanding shares by an Acquiring Person other than by NPD and Tod Johnson (as a group), or (ii) the Final Expiration Date, the Company may redeem the Rights in whole, but not in part, at a price of $0.01 per Right.

ADJUSTMENTS TO PREVENT DILUTION

     The Purchase Price payable, the number of Rights, and the number of Series A Preferred or Common Shares or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time in connection with dilutive issuances by the Company as set forth in the Rights Agreement. With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price.

CASH PAID INSTEAD OF ISSUING FRACTIONAL SHARES

     No fractional Common Shares will be issued upon exercise of a Right and, in lieu thereof, an adjustment in cash will be made based on the market price of the Common Shares on the last trading date prior to the date of exercise.

NO SHAREHOLDERS' RIGHTS PRIOR TO EXERCISE

     Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company (other than any rights resulting from such holder's ownership of Common Shares), including, without limitation, the right to vote or to receive dividends.

                                       2.
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AMENDMENT OF RIGHTS AGREEMENT

     The terms of the Rights and the Rights Agreement may be amended in any respect without the consent of the Rights holders on or prior to the Distribution Date; thereafter, the terms of the Rights and the Rights Agreement may be amended without the consent of the Rights holders in order to cure any ambiguities or to make changes which do not adversely affect the interests of Rights holders (other than the Acquiring Person).

RIGHTS AND PREFERENCES OF THE SERIES A PREFERRED

     Each one one-thousandth of a share of Series A Preferred has rights and preferences substantially equivalent to those of one Common Share.

NO VOTING RIGHTS

     The Rights will not have any voting rights.

CERTAIN ANTI-TAKEOVER EFFECTS

     The Rights approved by the Board are designed to protect and maximize the value of the outstanding equity interests in the Company in the event of an unsolicited attempt by an acquirer to take over the Company in a manner or on terms not approved by the Board of Directors. Takeover attempts frequently include coercive tactics to deprive the Company's Board of Directors and its shareholders of any real opportunity to determine the destiny of the Company. The Rights have been declared by the Board in order to deter such tactics, including a gradual accumulation of shares in the open market of 15% or greater position (other than in the case of NPD and Tod Johnson, who together will be permitted to purchase up to 20%) to be followed by a merger or a partial or two-tier tender offer that does not treat all shareholders equally. These tactics unfairly pressure shareholders, squeeze them out of their investment without giving them any real choice and deprive them of the full value of their shares.

     The Rights are not intended to prevent a takeover of the Company and will not do so. Subject to the restrictions described above, the Rights may be redeemed by the Company at $0.01 per Right at any time prior to the Distribution Date. Accordingly, the Rights should not interfere with any merger or business combination approved by the Board of Directors.

     However, the Rights may have the effect of rendering more difficult or discouraging an acquisition of the Company deemed undesirable by the Board of Directors. The Rights may cause substantial dilution to a person or group that attempts to acquire the Company on terms or in a manner not approved by the Company's Board of Directors, except pursuant to an offer conditioned upon the negation, purchase or redemption of the Rights.

     Issuance of the Rights does not in any way weaken the financial strength of the Company or interfere with its business plans. The issuance of the Rights themselves has no dilutive effect, will not affect reported earnings per share, should not be taxable to the Company or to its shareholders, and will not change the way in which the Company's shares are presently traded. The Company's Board of Directors believes that the Rights represent a sound and reasonable means of addressing the complex issues of corporate policy created by the current takeover environment.

Item 7.   Financial Statements and Exhibits.

Exhibit 3.1 Certificate of Designation of rights, preferences and privileges of Series A participating preferred stock of Jupiter Media Metrix, Inc.

Exhibit 4.1    Rights Agreement, dated as of May 17, 2001 between the
               Company and American Stock Transfer and Trust Company, which includes the form of Certificate of Designation for the Series A participating preferred stock as Exhibit A and the form of Rights Certificate as Exhibit B.

Exhibit 99.1   Press Release dated May 17, 2001.

                                       3.
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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          JUPITER MEDIA METRIX, INC.




Date: May 18 , 2001                       By: /s/ Tod Johnson
      ------                                  ----------------------------------
                                             Name:  Tod Johnson

                                             Title:  Chairman and Chief
                                                     Executive Officer
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                                  EXHIBIT INDEX

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EXHIBIT
NUMBER                        DOCUMENT DESCRIPTION
3.1 Certificate of Designation of rights, preferences and privileges of Series A participating preferred stock of Jupiter Media Metrix, Inc.

4.1 Rights Agreement, dated as of May 17, 2001, between the Company and American Stock Transfer and Trust Company, which includes the form of Certificate of Designation for the Series A participating preferred stock as Exhibit A and the form of Rights Certificate as Exhibit B.

99.1     Press Release dated May 17, 2001.
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